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                                                                    EXHIBIT 10.3

                                 PROMISSORY NOTE

Date:                      September 30, 1999

Maker:                     David A. Little, D.D.S., P.C.

Payee:                     Pentegra Dental Group, Inc.

Place of Payment:          2999 N. 44th Street, Suite 650, Phoenix, AZ  85018

Principal Amount:          $109,279.04

         For value received, the undersigned David A. Little, D.D.S., P.C., (hereinafter referred to as the "Maker") does hereby promise to pay to the order of Pentegra Dental Group, Inc. (hereinafter referred to as the "Payee or Holder"), the sum of One Hundred Nine Thousand Two Hundred Seventy Nine and 04/100 Dollars ($109,279.04), plus interest at the rate of Nine Percent (9.000%) per annum on the unpaid principal, until fully paid. The principal and accrued interest shall be paid by the Maker in lawful money of the United States of America. The principal and accrued interest on this note shall be due and payable in forty-two (42) equal monthly installments of Four Thousand Fifteen and 11/100 Dollars ($4,015.11). The first installment shall be due and payable on October 1, 1999 (the "Initial Payment Date"). Payments shall be due and payable, at the principal office of the Payee or Holder, on the monthly anniversary date of the Initial Payment Date. Each installment shall be applied first to the payment of accrued interest due on the unpaid principal balance, and the remainder of each installment shall be applied to the reduction of the principal. Payment of this Note before maturity may be made at any time, and from time to time, in whole or in part without penalty or premium. Any such partial pre-payment of principal shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent monthly installments or change the amount of such installments unless otherwise agreed in writing by Payee or Holder.

         Should default be made in the timely payment of interest or principal due hereunder, and that default remain uncured for more than thirty (30) days beyond its timely payment, (a "Non Payment Default") then that Non-Payment Default shall mature the entire remaining indebtedness, without notice, at the option of the Payee or Holder. The Maker and each Surety, endorser, and guarantor, waives presentment for payment, all demands for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protests, and notices of protest. Maker consents that the Payee or Holder may extend the time of any payment or any part of the debt at any time. Any delay on the part of the Payee or Holder in exercising any rights granted by this Note shall not operate as a waiver of those rights; and the acceptance of any payment after it's due date shall not be deemed a waiver of the right to require prompt payment when due of all other sums; and the acceptance of any payment after the Payee has declared the entire indebtedness due and payable shall not cure any default of the Maker nor operate as a waiver of any rights of Payee or Holder. This Note shall be paid without claim of set off nor deduction of any nature whatsoever.

         In addition to the foregoing event of default (for Non-payment), at the option of the payee or Holder, this Note shall become immediately due and payable with notice on the happening of any one of the following additional events of default ("Events of Default"):

                  a. The Maker has sold any interest in the professional practice of David A. Little, D.D.S., P.C. or any other dental practice owned by Maker with which Pentegra has executed a service agreement (collectively the "Practice") without Pentegra's prior written consent;



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                  b. The Maker has defaulted upon the obligations arising under the Service Agreement, Employment Agreement, or Dentist Agreement, by and between Maker and Pentegra Dental Group, Inc;

                  c. The Maker has mortgaged, pledged or encumbered the Practice to another party; except as such encumbrance may have arisen automatically by law or with prior written consent by the Payee or Holder;

                  d. The Maker makes a general assignment for creditors, is adjudicated bankrupt, files a voluntary petition in bankruptcy or reorganization or effects or attempts to effect a plan or other arrangement with creditors; or if Maker applies for a receiver, custodian or trustee for it or for any substantial portion or its property or assets; or if an order shall be entered by any court of competent jurisdiction approving an involuntary petition seeking reorganization; or if a receiver, trustee or custodian shall be appointed for it for any substantial portion of its property or assets; or if bankruptcy, reorganization or liquidation proceedings are instituted against the Maker and remain for thirty (30) days; or if the Maker becomes unable to meet its obligations as they mature; or if the Maker shall commit any act of bankruptcy;

         The events set forth in subparagraphs above (a)-(d) above shall not be Events of Default until the Maker has been sent a notice from the Payee or Holder of the Maker's default and Maker has not cured that Default within twenty
(20) days of such notice.

         The Maker agrees that, at any time that there remains an unpaid balance due upon this Note, that the Payee or Holder shall have the right to sell, assign, or transfer his right, title, and interest herein to any person (the "Holder"); and further that the Assignee (Holder) shall then acquire all rights, title, and interest that had been granted to the Payee or Holder hereunder.

         The Maker agrees that, if this Note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee or Holder all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due.

         Any and all past due and unpaid principal and interest shall bear interest at the rate of twelve percent (12.000%) per annum. However, all agreements between Maker and Payee or Holder are hereby expressly limited, so that in no event shall the amount paid, or agreed to be paid, to Payee or Holder, exceed the maximum amount permissible under the applicable federal and state usury laws. It is therefore the intention of Maker and Payee or Holder to conform strictly to said state and federal usury laws. Therefore, in this note or in any of the documents securing payment hereof, the aggregate of all interest and any other charges constituting interest under the applicable law contracted for, chargeable, or receivable, under this note shall under no circumstances exceed the maximum amount of interest permitted by law. If any excess of interest is provided for, or be adjudicated to be so provided for, in this note or in any of the documents securing payment hereof, then in such event, the provisions of this paragraph shall govern and control; and neither Maker or Maker's heirs, legal representatives, successors, assigns, or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum permitted by law; and any excess of said interest shall be deemed a mistake and is hereby canceled automatically and if therefore paid, shall at the option


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of Payee or Holder of this note be refunded to Maker, or credited to the principal amount of said note; and the effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under said laws, or as is or as they may hereafter be construed by courts of appropriate jurisdiction. To the extent permitted by law, the determination of the rate of interest shall be made by amortizing, prorating, allocating, and spreading in equal parts during the period of the full stated term of this note, all interest at any time contracted for, charged, or received from Maker in connection therewith.

THE MAKER AGREES THAT THIS WRITTEN NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES CONCERNING THE AMOUNTS BORROWED BY MAKER, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. The Maker agrees that there are no unwritten oral agreements between the parties. When the context requires, singular nouns and pronouns include the plural.

      Executed this 30th day of September, 1999.


                           David A. Little, D.D.S., P.C., MAKER



                           By:_________________________________
                                    David A. Little, D.D.S.,
                                    President




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                                    GUARANTY

                          BY OFFICERS AND SHAREHOLDERS

         Whereas, Pentegra Dental Group, Inc. ("Lender") has Noted money to David A. Little, D.D.S., P.C., a Professional Corporation (the "Borrower") pursuant to a certain promissory note dated on an even date herewith in the original principal sum of One Hundred Nine Thousand Two Hundred Seventy Nine and 04/100 Dollars ($109,279.04) (the "Note"). In consideration of, and in order to induce Pentegra to accept the Borrower's Note, the undersigned officer and shareholder of the Borrower (the "Guarantor"), being financially interested in and dependent upon the economic well being of Borrower, hereby absolutely and unconditionally guarantees to Lender the full and prompt performance by Borrower of all obligation which Borrower presently or hereafter may have to Lender under the Note.

         Guarantor hereby expressly waives all defenses which might constitute a legal or equitable discharge of a surety or guarantor, and agrees that this Guaranty shall be valid and unconditionally binding upon Guarantor regardless of: (i) the reorganization, merger, or consolidation of Borrower into or with another entity, corporate or otherwise, or the dissolution of Borrower, or the sale or other disposition of all or substantially all of the capital stock, business or assets of Borrower to any other person or party, (ii) the voluntary or involuntary bankruptcy (including reorganization in bankruptcy) of Borrower,
(iii) the release of Borrower from any of its obligations under the Note by Lender or by operation of law or otherwise.

         Guarantor further agrees that this Guaranty shall remain and continue in full force and effect notwithstanding any renewal, modification or extension of the Note. Guarantor hereby expressly waives all notice of and consenting to any such renewal, modification, or extension, and to the execution by Borrower of any documents pertaining to any such renewal, modification or extension. Guarantor further agrees that its liability under this Guaranty shall be absolute, primary and direct, and that lender shall not be required to pursue any right or remedy it may have against Borrower under the Note or otherwise (and shall not be required to first commence any action or obtain any judgement against Borrower) before enforcing this Guaranty against Guarantor.

         This guaranty is assignable by Lender, but may not be assigned by Guarantor.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed on this _____day of __________________, 1999.


                              GUARANTOR:
                              David A. Little, D.D.S., P.C.



                              By: ________________________________________
                                       David A. Little, D.D.S.,
                                       Individually